SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 22, 2008

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 22, 2008, the registrant accepted the resignation of Thomas R. Reynolds as Secretary of the Board of Directors of the registrant. Mr. Reynolds will continue to serve the registrant as its Executive Vice President. Mr. Reynolds’ resignation resulted from his desire to focus on his duties as Executive Vice President and Mr. Reynolds’ resignation did not result from a disagreement with the registrant, as such term is defined in 17 CFR 240.3b-7, relating to the registrant’s operations, policies or practices. The registrant has not appointed a person to fill the vacancy in the position of Secretary.

ITEM 8.01	OTHER EVENTS.

On November 20, 2008, The NASDAQ Stock Market notified the registrant that it no longer met the periodic filing requirement for The NASDAQ Stock Market under Marketplace Rule 4310(c)(14). On December 24, 2008, the registrant received written notice from The NASDAQ Stock Market that it has regained full compliance with Marketplace Rule 4310(c)(14) by filing its Form 10-Q for the period ended September 30, 2008. The NASDAQ Stock Market now considers this matter closed.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

99.1 Press release dated December 29, 2008.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Richard J. Freer, Ph.D.
Richard J. Freer, Ph.D.
Chief Operating Officer

Dated: December 29, 2008

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Press release dated December 29, 2008.